ARTICLES OF INCORPORATION
OF
ECOGLOBAL HOLDINGS CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the lawsof the State of Wisconsin, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Wisconsin these Articles of Incorporation.

ARTICLE I

NAME

 Name of the corporation: EcoGlobal Holdings Corporation.

ARTICLE II

The corporation is organized under Ch. 180 of the Wisconsin Statutes.

ARTICLE III

Name of the initial registered agent: Gerard Werner

ARTICLE IV

Street address of the initial registered office:

2208 Pershing Avenue
Sheboygan, WI 53083
United States of America

ARTICLE V

Number of shares of stock the corporation shall be authorized to issue:

Number of Shares Authorized: 100,000,000
Class:  Common


ARTICLE VI

Name and complete address of each incorporator:

Gerard Werner
2208 Pershing Avenue
Sheboygan, WI 53083
United States of America